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                                                                      EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT



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
                                                                         JURISDICTION OF
                                                                         INCORPORATION OR
                                                                         ORGANIZATION

 Schawk Canada, Inc.                                                     Ontario
     Design Partners Inc.                                                Ontario
     Cactus Imaging Centres Inc.                                         Ontario
     Schawk, Inc.                                                        Ontario
     9108 - 259 Quebec Inc.                                              Quebec
 Schawk USA, Inc.                                                        Delaware
     JJES, Inc.                                                          Delaware
     Designer's Atelier, Inc.                                            Delaware
     Horan Imaging Solutions, Inc.                                       New York
     InterchangeDigital, Inc.                                            Delaware
     LSI/Kala of Michigan, Inc.                                          Michigan
         LSI/Kala Michigan LP                                            Delaware
         LSI/Kala LP                                                     Delaware
         LSI/Kala LLC                                                    Delaware
     Schawk LLC                                                          Delaware
     Mauritius Holding Company                                           China
     Schawk Japan, Inc.                                                  Delaware
     Schawk Singapore, Inc.                                              Delaware
 Schawk Global Enterprises, Inc.                                         Michigan
     Schawk de Mexico Serverios                                          Mexico
     Schawk de Mexico SRL                                                Mexico
 Schawk Labuan Inc.                                                      Malaysia
     Schawk (BVI) Holdings Inc.                                          British Virgin Islands
         Laserscan Sdn Berhad (Company 138179A)                          Malaysia
         Laserscan Flexographic Sdn Bhd                                  Malaysia
         Laserscan (Singapore) Pte Ltd                                   Singapore
         Laserscan Technology (M) Sdn Bhd                                Malaysia
         Toyo Laserscan Flexographic (Shanghai) Co. Ltd.                 China
     Schawk (BVI) Services Inc.                                          British Virgin Islands
 Schawk - Asia, Inc.                                                     Delaware

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